                                                                     EXHIBIT 4.9



================================================================================

                           SECOND REFUNDING AMENDMENT
                          Dated as of December 12, 2001
                                       to
                         TRUST SUPPLEMENT NO. 2001-2A-1
                           Dated as of October 4, 2001

                                     between

                             AMERICAN AIRLINES, INC.

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,

                                   as Trustee,

                                       to

                          PASS THROUGH TRUST AGREEMENT
                           Dated as of October 4, 2001

                 American Airlines Pass Through Trust 2001-2A-1
                            6.978% American Airlines
                           Pass Through Certificates,
                                Series 2001-2A-1

================================================================================

                           SECOND REFUNDING AMENDMENT

            This SECOND REFUNDING AMENDMENT, dated as of December 12, 2001 (this "Refunding Amendment"), between American Airlines, Inc., a Delaware corporation, and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Trustee, to the Pass Through Trust Agreement, dated as of October 4, 2001, as supplemented by Trust Supplement No. 2001-2A-1 thereto dated as of October 4, 2001 and as amended by the Refunding Amendment dated as of October 26, 2001 (as supplemented and amended the "Pass Through Agreement", capitalized terms used herein without definition having the meanings specified therein).

                              W I T N E S S E T H:

            WHEREAS, the parties hereto have previously entered into that certain Trust Supplement No. 2001-2A-1 dated as of October 4, 2001 as amended by the Refunding Amendment dated as of October 26, 2001 ("Trust Supplement No. 2001-2A-1"); and

            WHEREAS, as contemplated by Exhibit A to the Intercreditor Agreement, American has, among other things:

      (i) exercised its option to prepay on December 12, 2001 the original series D equipment notes;
      (ii)  issued new Series D Equipment Notes; and
      (iii) entered into a Trust Supplement providing for the issuance of new Class D Certificates; and

            WHEREAS, the parties are entering into this Refunding Amendment to make the necessary revisions to Trust Supplement No. 2001-2A-1 in connection with the refunding of the class D certificates;

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the parties agree as follows:

            SECTION 1. Amendment to Article III

            The first sentence of Section 3.01(i) of Trust Supplement No. 2001-2A-1 is amended in its entirety to read as follows:

            "(i) The Applicable Certificates will have the benefit of the Deposit Agreement and the Escrow Agreement and will be subject to the following Intercreditor Agreement (and to the extent the terms of the Intercreditor Agreement (including the definitions of defined terms) are inconsistent with the terms of this Agreement, such Intercreditor Agreement shall control): that certain Intercreditor Agreement, dated as of October 4, 2001, among State Street Bank and Trust Company of Connecticut, National Association, as Trustee under each Trust (as defined therein), WestLB, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider, and State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent thereunder, as amended by the

Refunding Amendment thereto dated as of October 26, 2001 and the Second Refunding Amendment thereto dated as of December 12, 2001."

            SECTION 2. Revisions to Sections 4.01(a)(v) and (vi)

            Sections 4.01(a)(v) and (vi) of Trust Supplement No. 2001-2A-1 are amended to delete the clause "other than the Company or any Affiliate of the Company" and the clause "(other than the Company or any Affiliate of the Company)" wherever they appear.

            SECTION 3. Miscellaneous

            (a) This Refunding Amendment may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Refunding Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Refunding Amendment, but all of such counterparts together constitute one instrument.

            (b) THIS REFUNDING AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the parties have caused this Refunding Amendment to be duly executed by their respective officers thereto duly authorized as of the date first written above.

                                          AMERICAN AIRLINES, INC.


                                          By:___________________________________
                                             Name:
                                             Title:


                                          STATE STREET BANK AND TRUST COMPANY
                                          OF CONNECTICUT, NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:___________________________________
                                             Name:
                                             Title: